                                BINGHAM DANA LLP
                               150 Federal Street
                        Boston, Massachusetts 02110-1726
                                  617 951-8000
                                Fax 617-951-8736


                               January 29, 2001



     As special Massachusetts counsel for Nuveen Arizona Dividend Advantage Municipal Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 on December 19, 2000.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,


                                   /s/ BINGHAM DANA LLP